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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-4 of our report dated January 31, 1997, except for Note 18, as to which the date is March 1, 1997, and Notes 1, 2 and 13 and the fourth paragraph of our report, as to which the date is January 9, 1998, on our audits of the supplemental consolidated financial statements of Carey International, Inc. and Subsidiaries as of November 30, 1996 and 1995, and for each year in the three year period ended November 30, 1996. The report on the supplemental consolidated financial statements includes an explanatory paragraph relating to a restatement for a change in the revenue recognition method. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.


Washington, D.C.
January 20, 1998